                                                               EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan and 1995 Stock Option Plan of Premiere Radio Networks, Inc. of our report dated February 21, 1997, with respect to the consolidated financial statements of Premiere Radio Networks, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                             ERNST & YOUNG LLP

Los Angeles, CA
April 18, 1997